UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In an order dated April 6, 2006 (the “Order”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) authorized Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”) to propose amendments to the Fourth Amended Joint Plan of Reorganization (the “Plan”) that include a potential settlement of various inter-creditor disputes, on the following conditions: (a) the amended Plan shall be structured to permit creditors to separately accept or reject (i) the Plan including the proposed settlement (the “Settlement Plan”), and (ii) the Plan excluding the proposed settlement, which Plan shall provide for reserves or escrows of distributions pending the determination of the inter-creditor dispute to enable any court determined resolution of such dispute to be implemented (the “Reserve Plan”); (b) absent further order of the Bankruptcy Court following notice and a hearing on motion of a party in interest, the Debtors are not authorized to request confirmation of any Settlement Plan under section 1129(b) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) if the Settlement Plan is rejected by a class of creditors made party to a settlement proposed in the Settlement Plan; and (c) if the Settlement Plan is rejected by a class of creditors made party to a settlement proposed in the Settlement Plan, the Debtors shall be authorized to request confirmation of the Reserve Plan, including confirmation under section 1129(b) of the Bankruptcy Code if appropriate. The authority granted by the Order (i) is without prejudice to any party’s rights to the pending (or further) appeal of the Bankruptcy Court’s January 23, 2006 decision with respect to three motions filed by the Arahova Noteholders Committee (the “Arahova Decision”), (ii) is without prejudice to any party’s rights in the inter-creditor dispute resolution process (the “Resolution Process”) and not admissible as evidence in the Resolution Process, and (iii) shall not, nor shall any settlement proposal included in the Plan, be construed to reflect the Debtors’ or the Bankruptcy Court’s assessment of the merits of any arguments or positions in the Resolution Process.

The Order also provides for the recommencement of hearings to resolve the inter-creditor disputes on April 18, 2006. A copy of the Order is included herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1	Bankruptcy Court Order dated April 6, 2006 Authorizing Debtors To File Plan Of Reorganization That Provides For, Among Other Things, Proposed Settlement Of Inter-Creditor Disputes.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Vanessa A. Wittman
Name: Vanessa A. Wittman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Bankruptcy Court Order dated April 6, 2006 Authorizing Debtors To File Plan Of Reorganization That Provides For, Among Other Things, Proposed Settlement Of Inter-Creditor Disputes.